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                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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/ /  Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
/ /  Definitive Proxy Statement
/x/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            NOCOPI TECHNOLOGIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         NOCOPI COMMITTEE TO MAXIMIZE OUR RETURN ON EQUITY (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

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/x/  No fee required

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     (1) Title of each class of securities to which transaction applies: Common
Stock, $.002 par value

     (2) Aggregate number of securities to which transaction applies:
___________ shares

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
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                      NOCOPI TECHNOLOGIES STOCKHOLDER GROUP
                       CONDEMNS MANAGEMENT'S POSTPONEMENT
                                OF ANNUAL MEETING


FOR IMMEDIATE RELEASE

         Philadelphia, Pennsylvania, December 3, 1999. The Nocopi Committee to Maximize Our Return on Equity (NoMore), a committee of stockholders of Nocopi Technologies, Inc. (OTC Symbol NNUP) organized to replace that Company's board of directors, issued a stinging rebuke to Nocopi's management for unilaterally postponing the Company's annual meeting of stockholders. The annual meeting, which was previously scheduled for Monday, December 6, 1999, has been rescheduled to occur on December 15, 1999.

        In postponing the meeting, Nocopi Chairman Jack Halperin stated in a press release that the action was taken because, as of December 2, 1999, Nocopi's stockholders had submitted "proxies for less than ten percent of the outstanding shares, far less than a quorum." Halperin's statement was false when that press release was issued. Before Halperin's statement was issued, a NoMore representative had informed Nocopi's lawyers that substantially more than the ten percent of outstanding shares referenced in its release had already been submitted for voting. In fact, by 5:00 p.m. on December 2, according to information provided by ADP, a data processing company which collects and accumulates the votes of beneficial owners whose shares are held in brokerage accounts. Proxies for shares in excess of those constituting a quorum had been submitted to it and, of those shares voted, a substantial majority supported NoMore's nominees for election as directors over those of current management.

        When it postponed the meeting, the Company's management must have known that it was losing its battle for control of Nocopi. At its worst, the postponement may be an attempt to thwart the expressed will of Nocopi's stockholders; at best, it may represent a forlorn effort to delay the inevitable. In any event, this postponement thoughtlessly inconveniences the many Nocopi stockholders who have already made travel arrangements and planned their schedules around a December 6 meeting date.

         NoMore urges Nocopi's stockholders to support its nominees by returning the BLUE proxy card. Send a message to Jack Halperin that further self-serving actions will not be tolerated.